UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 27, 2005


                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)


             Delaware                001-09553             04-2949533
   (State or other jurisdiction     (Commission           (IRS Employer
         of incorporation)          File Number)      Identification Number)


                     1515 Broadway, New York, NY           10036
             (Address of principal executive offices)    (Zip Code)


                                 (212) 258-6000 (Registrant's telephone number,
              including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On April 27, 2005, Viacom Inc. (the "Company") announced that it had appointed Michael J. Dolan as Executive Vice President and Chief Financial Officer of the Company effective May 11, 2005. The material terms of Mr. Dolan's employment agreement are described under Item 5.02(c) of this Form 8-K and such description is incorporated herein by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 27, 2005, the Company announced that it had appointed Michael J. Dolan as Executive Vice President and Chief Financial Officer of the Company effective May 11, 2005. Mr. Dolan became Executive Vice President of the
Company on May 2, 2005 and he will assume the additional title of Chief Financial Officer of the Company on May 11, 2005. Mr. Dolan will succeed Richard
J. Bressler in the position of Chief Financial Officer. Mr. Bressler announced in January that he would not renew his contract with the Company.

     Mr. Dolan, 58, held several senior management positions with Young & Rubicam, Inc., a diversified advertising agency and marketing services company, including Chairman and Chief Executive Officer from 2000 to 2003, President and Chief Operating Officer in 2000, and Vice Chairman and Chief Financial Officer from 1996 to 2000. Prior to that, Mr. Dolan held a number of senior financial and operational positions with PepsiCo Foods International, a division of PepsiCo, Inc., including President and Chief Executive Officer of Snack Ventures Europe from 1992 to 1995, Senior Vice President of Operations from 1991 to 1992 and Vice President of Strategic Planning and New Business Development in 1991. Since his departure from Young & Rubicam in 2003, Mr. Dolan has served as Senior Advisor to the private investment firm Kohlberg Kravis Roberts & Co. and has held board positions with both public and private companies, including Mattel, Inc., Regal Entertainment Group and America's Choice, Inc.

     In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, the Company has entered into an employment agreement with Mr. Dolan effective May 2, 2005. Under the terms of the employment agreement, Mr. Dolan's term of employment will run for a period of four years commencing on the effective date. The employment agreement provides that Mr. Dolan will receive an annual base salary of $1.25 million and will accrue an additional $250,000 a year in deferred compensation. The amount of Mr. Dolan's salary and deferred compensation will be subject to discretionary annual merit reviews commencing May 2, 2006, and may be increased but not decreased under the terms of his employment agreement. Mr. Dolan will also be eligible to receive annual bonus compensation during each year of his employment term based on a target bonus equal to 100% of his salary and deferred compensation determined in accordance with the Company's Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP"). Mr. Dolan will also receive a long-term compensation award with a value of $3 million for the 2005 calendar year through a combination of restricted share units payable in shares of the Company's Class B Common Stock ("RSUs") and stock options to purchase shares of the Company's Class B Common Stock ("Options") granted under the Company's 2004 Long-Term Management Incentive Plan (together with any successor plan, the "LTMIP"). In addition, Mr. Dolan will also be eligible to receive annual long-term compensation awards with a target value of $3 million for each of the calendar years 2006 through 2008 through a combination of RSUs and Options granted under the LTMIP. The RSUs and Options awarded for calendar year 2005 will be granted to Mr. Dolan ten business days from his start date of May 2, 2005 (the "Start Date")


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and will vest in four equal installments on the first, second, third and fourth anniversaries of his Start Date and any RSUs and Options awarded for calendar years 2006 through 2008 will vest in four equal installments on the anniversaries of his Start Date, beginning with the second anniversary of his Start Date for the 2006 calendar year award, the third anniversary of his Start Date for the 2007 calendar year award and the fourth anniversary of his Start Date for the 2008 calendar year award. The vesting of each award of RSUs will also be subject to the achievement of a performance goal established by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") for a performance period that will end no later than December 31st of the year in which the grant was made and which shall be the same as the performance goal established by the Compensation Committee for the Senior Executive STIP except that the performance goal for the RSUs awarded for 2005 will be prorated for the period from the grant date of such award through December 31, 2005. Mr. Dolan's employment agreement also contains certain restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and the Company's ownership of work product and requiring cooperation in litigation, as well as other covenants, during the term of his employment and for specified periods after the termination of employment. In the event of the termination of Mr. Dolan's employment by the Company without "cause" or his voluntary termination for "good reason" (as such terms are defined in the employment agreement) during the employment term, he will be entitled to receive salary, deferred compensation and target bonus compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first twelve months. In addition, as the Company has previously announced that it is exploring the separation of Viacom Inc. into two businesses, Mr. Dolan's employment agreement provides that the Company may assign Mr. Dolan's employment agreement to the publicly held parent corporation of the business that acquires the assets of MTV Networks ("Newco") in the event of such a separation, in which case Mr. Dolan would hold the same position with Newco that he will hold with the Company.

     The foregoing description of the terms of Mr. Dolan's employment is qualified in its entirety be reference to the employment agreement effective May 2, 2005 between the Company and Michael J. Dolan which is attached hereto as
Exhibit 10.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

    Exhibit Number                 Description of Exhibit

       10.1 Employment Agreement effective May 2, 2005 between the Company and Michael J. Dolan










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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       VIACOM INC.
                                       (Registrant)


                                       By:  /s/ MICHAEL D. FRICKLAS
                                          ------------------------------------
                                          Michael D. Fricklas
                                          Executive Vice President, General
                                          Counsel and Secretary





Date:  May 3, 2005



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Exhibit Index

     Exhibit Number                 Description of Exhibit

        10.1 Employment Agreement effective May 2, 2005 between the Company and Michael J. Dolan